                            SCHEDULE 14A
                           (Rule 14a-101)
               INFORMATION REQUIRED IN PROXY STATEMENT

                      SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by registrant /X/
    Filed by a party other than the registrant / /

    Check the appropriate box:
    / /  Preliminary proxy statement
    /X/  Definitive proxy statement
    / / Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive additional materials
    / /  soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                 SIGNAL TECHNOLOGY CORPORATION
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                         SIGNAL TECHNOLOGY CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             MAY 4, 1999-9:00 A.M.

    You are hereby notified that the Annual Meeting of Stockholders of Signal Technology Corporation will be held on May 4, 1999, at 9:00 a.m., at the offices of Bingham Dana LLP, 16th Floor, 150 Federal Street, Boston, Massachusetts, to consider and act upon the following matters:

    1.  To elect one class of three directors;

    2. To ratify the action of the directors in amending the 1992 Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 1,166,666 to 1,666,666;

    3. To ratify the action of the directors in extending the term of the Company's Employee Stock Purchase Plan; and

    4.  To transact such other business as may properly come before the meeting.

    If you are unable to attend the meeting personally, please be sure to date, sign and return the enclosed proxy in the envelope provided to: Proxy Department, Bank of Boston, c/o Boston EquiServe, P.O. Box 9379, Boston, Massachusetts 02102-9379.

    Only stockholders of record on the books of the Company at the close of business on March 5, 1999 are entitled to notice of and to vote at the meeting.

                                          By Order of the Board of Directors,

                                          ROGER D. FELDMAN,

                                          SECRETARY

Dated: April 2, 1999

                         SIGNAL TECHNOLOGY CORPORATION

                               EXECUTIVE OFFICES:
                               222 ROSEWOOD DRIVE
                            NORTHWOODS BUSINESS PARK
                               DANVERS, MA 01923

                                PROXY STATEMENT

    This proxy statement and the accompanying proxy card are being mailed to stockholders commencing on or about April 2, 1999. The accompanying proxy is solicited by the Board of Directors of Signal Technology Corporation (hereinafter called the "Company") for use at the Annual Meeting of Stockholders to be held on May 4, 1999, and any adjournment or adjournments thereof. The cost of soliciting proxies will be borne by the Company. Directors, officers and a few employees may assist in the solicitation of proxies by mail, telephone, telegraph and personal interview without additional compensation.

    When a proxy is returned properly signed, the shares represented thereby will be voted by the persons named as proxies in accordance with the stockholder's directions. You are urged to specify your choices on the enclosed proxy card. If a proxy is signed and returned without specifying choices, the shares will be voted 'FOR' proposals 1, 2 and 3 and at the discretion of the persons named as proxies in the manner they believe to be in the best interests of the Company as to other matters that may properly come before the meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the meeting by written notice to the Company, by oral notice to the Secretary at the meeting or by submitting a later dated proxy.

    The Board of Directors has fixed the close of business on March 5, 1999 as the record date for the meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the meeting. On the record date, there were 7,583,661 shares of the Company's Common Stock, $.01 par value ("Common Stock"), issued and outstanding, each of which is entitled to one vote. The holders of Common Stock do not have cumulative voting rights.

                               QUORUM AND VOTING

    The presence in person or by proxy at the annual meeting of holders of one third (1/3) of the Common Stock issued and outstanding is required for a quorum. Therefore, holders of not fewer than 2,527,887 shares of Common Stock must be present in person or by proxy for there to be a quorum. Shares represented by all proxies received, including proxies that withhold authority for the election of directors and/or abstain from voting on the ratification of the amendment to the 1992 Equity Incentive Plan or the ratification of the extension of the Company's Employee Stock Purchase Plan, as well as "broker non-votes," discussed below, count toward establishing the presence of a quorum.

    Assuming the presence of a quorum, directors of the Company are elected by plurality vote of the shares of Common Stock present in person or by proxy and voting in the election of directors. Shares may be voted for or withheld from each nominee for election as a director. Shares for which the vote is withheld and "broker non-votes" will be excluded entirely and have no effect on the election of directors of the Company.

    Under applicable rules, brokers who hold shares of the Company's Common Stock in street name have the authority to vote the shares in the broker's discretion on "routine" matters if they have not received specific instructions from the beneficial owner of the shares. The uncontested election of directors is a "routine" matter for this purpose. With respect to matters which are determined by the appropriate broker-dealer regulatory organization to be "non-routine," which include Items 2 and 3 on the agenda for this meeting of the Company's stockholders, brokers may not vote shares held in street name without specific instructions from the beneficial owner. If a broker holding shares in street name submits a proxy card on which the broker physically lines out the matter, that action is called a "broker non-vote" as to that matter. "Broker non-votes" are not counted in determining the number of votes cast with respect to the matter. If a broker submits a proxy but does not indicate a specific choice on a "routine" matter, the shares will be voted as specified in the proxy card. At this meeting of the Company's stockholders, shares represented by such a proxy card would be voted for the election of the director nominees.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

    The By-laws of the Company permit a seven member Board of Directors, divided into three classes, as nearly equal in number as may be. The terms of each class are staggered so that the term of each class expires on the third anniversary of the annual meeting of the stockholders at which such class was elected. Accordingly, the term of one class of directors expires at each annual meeting of stockholders.

    The term of one class of directors, currently consisting of Larry L. Hansen, Harvey C. Krentzman and Thomas F. Skelly expires at the 1999 annual meeting. Unless otherwise instructed in the proxy, all proxies will be voted to elect Messrs. Hansen, Krentzman and Skelly to a three-year term expiring at the 2002 annual meeting, with each such director to hold office until his successor has been duly elected and qualified. Messrs. Hansen, Krentzman and Skelly are currently members of the Board of Directors and are standing for re-election. The Company does not contemplate that any of Messrs. Hansen, Krentzman and Skelly will be unable to serve, but in that event proxies solicited hereby will be voted for the election of another person or persons to be designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THE ELECTION OF MESSRS. HANSEN, KRENTZMAN AND SKELLY.

    As described at the beginning of this proxy statement, directors are elected by a plurality of the votes cast at a meeting at which a quorum is present.

    The following table and narrative sets forth information regarding the principal occupation, other affiliations, committee memberships and age of the nominees and directors of the Company continuing in office.

                                                                                                              TERM AS A
                    NAME                           AGE                  POSITION WITH COMPANY               DIRECTOR ENDS
---------------------------------------------  -----------  ---------------------------------------------  ---------------
Nominees For Election
  Larry L. Hansen(2)(3)......................          70   Director                                               1999
  Harvey C. Krentzman(1)(2)(3)...............          72   Director                                               1999
  Thomas F. Skelly(4)........................          65   Director                                               1999

Directors Continuing in Office
  George E. Lombard(1).......................          58   Chairman of the Board and Chief Executive              2000
                                                            Officer
  Thomas G. McInerney(4).....................          62   Director                                               2000
  Bernard P. O'Sullivan(1)(3)................          71   Director                                               2001
  Joseph Schneider(2)........................          48   Director                                               2001

------------------------

(1) Member of the Executive Committee

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

(4) Messrs. Skelly and McInerney were elected to the Board of Directors in January 1999 and have not yet been elected to serve on any committees.

    Larry L. Hansen, Director since 1991. Mr. Hansen was Executive Vice President of Tylan General (a sales and service center for pressure and flow products) from December 1989 until his retirement in January 1991. He is a director of Electro Scientific Industries and Micrel, Inc.

    Harvey C. Krentzman, Director since 1981. Mr. Krentzman is a founder of the Company. He has been President of Advanced Management Associates, Inc. (financial and management consultants) for more than 40 years. Mr. Krentzman is the Vice Chairman of the board of trustees of the Boston Symphony Orchestra and Northeastern University, a trustee of Beth Israel Deaconess, the Norman Rockwell Museum and the U.S.S. Constitution Museum, and is an honorary trustee of the Woods Hole Oceanographic Institution. Mr. Krentzman serves on the boards of directors of Jones & Vining, Inc., Arley Corp., Bell Corp., Vic Firth Manufacturing Corp. and Inspectron Corp.

    Thomas F. Skelly, Director since 1999. Prior to joining the Company, Mr. Skelly worked at The Gillette Company for 30 years, the last 17 of which he served as Senior Vice President of Finance and Chief Financial Officer. Mr. Skelly is a certified public accountant.

    George E. Lombard, Chairman of the Board of Directors and Chief Executive Officer since 1998. In addition, Mr. Lombard served as the Company's President until March 1999. From 1995 to 1998, Mr. Lombard served as President of L-3 Communications Display Systems. Prior to that he was the Vice President of Unisys, including successor corporations. Mr. Lombard's career includes 26 years with the Lockheed Corporation where he held several key management positions.

    Thomas G. McInerney, Director since 1999. General McInerney is President and Chief Executive Officer of Business Executives for National Security (BENS). From 1994 to 1996 he was Vice President, Command and Control C(4)1 Programs for Loral Defense Systems-Eagan (formerly Unisys Electronic Systems division). In July 1994, as the Assistant Vice Chief of Staff of the Air Force, General McInerney retired with the rank of Lieutenant General following a 35 year military career. General McInerney also serves on the boards of directors of Armed Forces Bank, Medical Information Management Systems, and Alloy Surfaces Company.

    Bernard P. O'Sullivan, Chairman of the Board from May 1990 until March 31, 1994 and Director since 1981; a founder of the Company. Prior to his retirement on May 31, 1987, he was President of O'Sullivan and Murphy, Inc. (a manufacturers' representative selling microwave components), a company he founded in May 1975.

    Joseph Schneider, Director since 1996. Mr. Schneider is President of JSA Partners, Inc., a strategic management consultant firm that specializes in the aerospace and defense industry. Prior to founding JSA Partners, Inc. in 1997, Mr. Schneider was a consultant with A.T. Kearney, Inc, and before that he was the President of EDS/JSA International after his prior company, JSA International, Inc., was acquired by Electronic Data Systems Corporation in August 1994. Prior thereto, Mr. Schneider was the founder and President of JSA International, Inc. from December 1981 until August 1994. Mr. Schneider serves on the board of directors of United Industrial Corporation and is the Chairman of JSA Research, Inc. From 1972 to 1977 Mr. Schneider served as an infantry officer primarily in the United States Army Airborne and Special Forces units.

              INFORMATION ABOUT BOARD OF DIRECTORS AND COMMITTEES

MEETINGS

    The Company's Board of Directors held nine meetings during fiscal year 1998. The Board has standing executive, audit and compensation committees; there is no nominating committee. All directors attended more than 75% of all meetings of the Board and of the committees of which they were members.

EXECUTIVE COMMITTEE

    The Executive Committee consists of three members and is reconstituted annually at the first meeting of the Board of Directors following the Annual Meeting of Stockholders. The current members of the Committee are Messrs. Bernard P. O'Sullivan (Chairman), Harvey C. Krentzman and George E. Lombard. The Executive Committee is authorized to act on behalf of the Board of Directors when the Board of Directors is not in session. The Executive Committee held five meetings in fiscal year 1998.

AUDIT COMMITTEE

    The Audit Committee consists of three members. The Audit Committee is reconstituted annually at the first meeting of the Board following the Annual Meeting of Stockholders. The current members of the Committee are Messrs. Larry
L. Hansen (Chairman), Harvey C. Krentzman and Joseph Schneider. The Audit Committee meets with the Company's auditors and principal financial personnel to review the results of the annual audit. The Audit Committee also reviews the scope of, and establishes fees for, audit and non-audit services performed by the independent accountants, reviews the independence of the independent accountants and the adequacy and effectiveness of the Company's internal accounting controls. The Audit Committee held four meetings in fiscal year 1998.

COMPENSATION COMMITTEE

    The Compensation Committee establishes the compensation and other incentive arrangements of each officer of the Company whose base salary is $125,000 or more. The Compensation Committee consists of three members, currently Messrs. Harvey C. Krentzman (Chairman), Bernard P. O'Sullivan and Larry L. Hansen, and is reconstituted annually at the first meeting of the Board following the Annual Meeting of Stockholders. The Compensation Committee held four meetings in fiscal year 1998.

COMPENSATION OF DIRECTORS

    Directors who are not employees of the Company receive an annual fee of $17,500 for serving on the Board, a fee of $800 for each Board meeting attended in excess of the sixth meeting within any fiscal year of the Company, and $500 for each committee meeting attended which is not held in conjunction with a meeting of the Board of Directors, plus reimbursement of out-of-pocket expenses for attendance at each Board or committee meeting.

    During 1998, the Company paid consulting fees of $21,600 and $4,500, respectively, to Bernard P. O'Sullivan, and Joseph Schneider, both of whom are directors of the Company. Mr. O'Sullivan provided services to the company in connection with marketing activities, and Mr. Schneider provided services to the company in connection with mergers and acquisitions and the search for a new Chief Executive Officer. During 1998, the Company paid $54,000 to Advanced Management Associates, Inc. ("AMA"), for management consulting services provided by Harvey C. Krentzman, a director of the Company and the President and principal owner of AMA. The fees paid to AMA and each of Messrs. O'Sullivan, Hansen and Schneider are based on per diem rates. The directors are required to account for their time spent in performing services for the Company. The Company believes these fees are comparable to fees that would be charged by unrelated third parties providing similar services.

                          APPROVAL OF AN AMENDMENT TO
                    THE COMPANY'S 1992 EQUITY INCENTIVE PLAN
                             (ITEM 2 ON PROXY CARD)

    On November 16, 1998, the Board of Directors increased the number of shares of Common Stock reserved for issuance under the Company's 1992 Equity Incentive Plan (the "Equity Incentive Plan") to

1,666,666 from 1,166,666 previously authorized. The Company, through the granting of stock options (both incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock or stock units, provides incentives to the key employees of, and persons who provide services to, the Company by enabling them to acquire or increase their proprietary interest in the Company.

SUMMARY DESCRIPTION OF THE 1992 EQUITY INCENTIVE PLAN

    The Equity Incentive Plan is administered by the Compensation Committee. Subject to the terms of the Equity Incentive Plan, the Compensation Committee has complete authority to designate persons to receive awards, to grant the awards, to determine the form of the awards and to fix all terms of any awards granted. Incentive stock options (which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) may be granted only to employees of the Company and must have an exercise price of not less than 100% of the fair market value of the Company's Common Stock on the date of grant (110% for incentive stock options granted to any 10% stockholder of the Company). The aggregate exercise price of the shares of Common Stock as to which an incentive stock option becomes exercisable in any year may not exceed $100,000. The term of an incentive stock option may not exceed ten years (five years in the case of an incentive stock option granted to any 10% stockholder of the Company). Nonstatutory stock options and other stock awards may be granted on such terms (as to date of grant, vesting, number of shares, exercise price (in the case of nonstatutory options), purchase price, restrictions on transfer, forfeiture and other provisions) as the Compensation Committee may determine, subject to the terms of the Equity Incentive Plan. The Equity Incentive Plan may be suspended or discontinued by the Board and may be amended by the Board, except that the stockholders of the Company must approve any amendment if such approval is required to comply with any applicable tax or regulatory requirement.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE PARTICIPANTS

    NONSTATUTORY OPTIONS, STOCK APPRECIATION RIGHTS, RESTRICTED STOCK AND STOCK UNITS. There are no Federal income tax consequences to the Company or the participants upon grant of nonstatutory options, stock appreciation rights, restricted stock and stock units. Upon the exercise of such an award (or other realization event, such as the lapse of a forfeiture restriction), (i) the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock acquired upon the exercise of such award exceeds the exercise price, if any, and (ii) the Company will receive a corresponding deduction. A sale of Common Stock so acquired will give rise to a capital gain equal to the difference between the fair market value of the Common Stock on the exercise and sale dates.

    INCENTIVE STOCK OPTIONS. Except as noted at the end of this paragraph, there are no Federal income tax consequences to the Company or the participant upon grant or exercise of an incentive stock option. If the participant holds shares of Common Stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of Common Stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company. If the participant sells the shares of Common Stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and the Company will be entitled to an equivalent deduction. Some participants may have to pay alternative minimum tax upon exercise of an incentive stock option.

    PERFORMANCE SHARES. A participant will recognize ordinary income in an amount equal to the cash or fair market value of the Common Stock transferred to the participant under the Performance Share program, and the Company will receive a corresponding deduction. A sale of any Common Stock so acquired will give rise to a capital gain equal to the difference between the fair market value of the Common Stock on the transfer and sale dates.

    Although the foregoing summarizes the essential features of the Equity Incentive Plan, it is qualified in its entirety by reference to the full text of the Equity Incentive Plan as amended, which is attached as EXHIBIT 1 to this proxy statement.

    The following table sets forth the number of options to purchase Common Stock under the 1992 Equity Incentive Plan on or prior to March 15, 1999 to each of (i) the officers listed in the Summary Compensation Table, (ii) each of the nominees for election as a director, (iii) all directors of the Company who are not executive officers of the Company as a group, (iv) all present executive officers of the Company as a group, and (v) all employees of the Company, including all other current officers, as a group:

              OPTIONS GRANTED UNDER THE 1992 EQUITY INCENTIVE PLAN

                                         OPTIONEE(1)                                            NUMBER OF OPTIONS
----------------------------------------------------------------------------------------------  ------------------
James V. DiLorenzo............................................................................         175,000
Gene L. Joles.................................................................................          26,666
George E. Lombard.............................................................................         350,000
Robert N. Nelsen..............................................................................         175,000
Robert J. Schlaefli...........................................................................           5,000
All directors who are not executive officers of the Company as a group........................          --
All present executive officers of the Company as a group......................................         731,666
All employees of the Company, including all other current officers, as a group................         615,000

------------------------

(1) Does not include directors or officers who did not receive any options under the 1992 Equity Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THIS PROPOSAL.

                    APPROVAL OF AN EXTENSION OF THE TERM OF
                   THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN
                             (ITEM 3 ON PROXY CARD)

    On March 30, 1999, the Board voted to amend the Company's Employee Stock Purchase Plan (the "ESPP") to extend the termination date of the ESPP from June 30, 1999 to June 30, 2002. The purpose of the ESPP is twofold: first, to encourage stock ownership by employees by establishing a program that permits them to purchase shares of Common Stock on a regular basis through payroll deductions; and second, to offer employees an opportunity, without adverse tax consequences, to purchase stock at a 15% discount from market price.

SUMMARY DESCRIPTION OF THE EMPLOYEE STOCK PURCHASE PLAN

    The ESPP is intended to meet the requirements of Section 423 of the Code and applicable Treasury regulations. Individuals who are customarily employed on a full-time or part-time basis by the Company, and who are regularly scheduled to work more than 20 hours per week and more than five months per calendar year, except employees who hold 5% or more of the Company's Common Stock, are eligible to participate in the ESPP. Each participant in the ESPP is granted an option to purchase shares of Common Stock from the Company on the offering commencement date. The option expires six months later on the offering termination date. The exercise price of the option is 85% of the market value of the Common

Stock on either the offering commencement date or the offering termination date, whichever is lower. Participants save funds to exercise the option by authorizing the Company to make payroll deductions. As each group of options expires, new options are granted. This continues until the earlier of the date all of the shares of Common Stock reserved under the ESPP have been sold, or until June 30, 2002, the date the ESPP terminates. An option must be exercised within 90 days after the participant's termination of employment for any reason other than death. In the event of the participant's death, the option may be transferred by the participant's will or the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE PARTICIPANTS

    There are no Federal income tax consequences to the Company or the participant upon the grant or exercise of an option acquired under the ESPP. The participant's basis in the stock purchased is equal to the option exercise price. If the participant holds shares of Common Stock purchased pursuant to the exercise of an ESPP option for at least two years after the date the option was granted and at least one year after the exercise of the option, (i) the subsequent sale of the shares of Common Stock will give rise to ordinary income in an amount equal to the 15% discount, (ii) the participant's basis in the shares of Common Stock will be increased by the amount recognized as ordinary income, (iii) the participant will recognize a long-term capital gain or loss equal to the difference between the adjusted basis and the sale price, and (iv) no deduction will be available to the Company. If the participant sells the shares of Common Stock within two years after the date the option was granted or within one year after the exercise of the option, (a) the participant will recognize ordinary income in an amount equal to the difference between the fair market value on the date of exercise and the option exercise price, (b) the Company will be entitled to an equivalent deduction, (c) the participant's basis in such shares of Common Stock will be increased by the amount recognized as ordinary income, and (d) the participant will recognize a capital gain or loss equal to the difference between the adjusted basis and the sale price.

    Although the foregoing summarizes the essential features of the ESPP, it is qualified in its entirety by reference to the full text of the ESPP as amended, which is attached as EXHIBIT 2 to this proxy statement.

    The following table sets forth the number of shares of Common Stock purchased under Company's Employee Stock Purchase Plan on or prior to March 15, 1999 to each of (i) the officers listed in the Summary Compensation Table, (ii) each of the nominees for election as a director, (iii) all directors of the Company who are not executive officers of the Company as a group, (iv) all present executive officers of the Company as a group, and (v) all employees of the Company, including all other current officers, as a group:

SHARES PURCHASED UNDER THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

                                          EMPLOYEE(1)                                            NUMBER OF SHARES
-----------------------------------------------------------------------------------------------  -----------------
John Croke.....................................................................................          3,955
George Hreczuck................................................................................          4,343
George E. Lombard..............................................................................          3,125
Dale L. Peterson...............................................................................          3,442
Robert Schlaefli...............................................................................          2,335
All directors who are not executive officers of the Company as a group.........................             --
All present executive officers of the Company as a group.......................................         13,578
All employees of the Company, including all other current officers, as a group.................         74,789

------------------------

(1) Does not include directors or officers who have not purchased shares of Common Stock under the Company's Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE 'FOR' THIS PROPOSAL.

                               EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the executive officers of the Company who are not also directors. Presidents of the Company's operating divisions are considered to be executive officers. The executive officers of the Company are elected annually by the Board of Directors following the Annual Meeting of Stockholders and serve at the discretion of the Board.

               NAME                      AGE                              POSITION WITH COMPANY
-----------------------------------      ---      ----------------------------------------------------------------------
John Cotumaccio....................          55   President, Keltec Operation
John Croke.........................          46   President, Olektron Operation
James V. DiLorenzo.................          58   President
George Hreczuck....................          60   President, Systems Operation
Gene L. Joles......................          49   President, Arizona Operation
Robert N. Nelsen...................          51   Vice President, Treasurer and Chief Financial Officer
David S. Parker....................          51   Vice President, Human Resources and Administration
Robert Schlaefli...................          40   President, California Operation

    John Cotumaccio, President, Keltec Operation of the Company since August 1998. From 1979 to 1998, Mr. Cotumaccio held various positions at divisions of Loral Corporation and its successors, Lockheed Martin, and L-3 Communications Corporation, including Director of Manufacturing, Director of Operations, and other management positions. Prior to joining the Company, Mr. Cotumaccio served as the Vice President of Operations for L-3 Communications Display Systems in Atlanta, Georgia.

    John Croke, President of the Olektron Operation of the Company since November 1998. Mr. Croke has been with the Company since 1991 serving in various positions at the Olektron facility including, at various times, Vice President and General Manager and Material and Contract Manager. Including previous positions of increasing responsibilities, Mr. Croke has over 20 years experience in the RF/ microwave industry.

    James V. DiLorenzo, President, Signal Technology Corporation since March 1999. Prior to joining the Company, he served since January 1996 as a general manager of Raytheon Microelectronics, a division of Raytheon Electronics, the commercial electronics group of Raytheon Company. Dr. DiLorenzo joined Raytheon in 1989 from Microwave Semiconductor Corporation, where he served as Vice President, Research and Development. Prior to that, Dr. DiLorenzo spent 17 years at AT&T's Bell Laboratories, concluding his tenure there as department head of special materials and devices. Dr. DiLorenzo has over 25 years of senior management experience in the electronics industry.

    George M. Hreczuck, President, Systems Operation of the Company since November 1998. Prior to that, from 1995 to 1998, Mr. Hreczuck served as the Vice President and General Manager of the Company's Systems Operation. Mr. Hreczuck has over 25 years' experience in the Switch Matrix business.

    Gene L. Joles, President of the Arizona Operation (including the Space Center and the Arizona Microwave Division) of the Company since October 1997. From February 1997 to October 1997, Mr. Joles serves as the President of the Space Center of the Arizona Operation. Prior thereto, Mr. Joles served as the President of the Arizona Microwave Division since June 1991. He also served concurrently as the President of the California Microwave Division from June 1992 until February 1996. From August 1988 until June 1991, Mr. Joles held the positions of Vice President, Operations and General Manager of the Active Assemblies Division of M/A-COM, Inc.

    Robert N. Nelsen, Vice President, Treasurer and Chief Financial Officer of the Company since August 1998. Prior to that, from 1990 to 1998, Mr. Nelsen served as Vice President at several divisions of Loral Corporation and its successors, Lockheed Martin, and L-3 Communications Corporation, including, most recently, the Display Systems Division.

    David S. Parker, Vice President, Human Resources and Administration of the Company since August 1998. Prior to that, from September 1995 to August 1998 Mr. Parker served as Director, Human Resources of Loral Corporation and its successors, Lockheed Martin and L-3 Communications Display Systems. From December 1991 to September 1995, Mr. Parker was the Assistant Director, Human Resources of Reynolds Electrical & Engineering Co. Mr. Parker has 21 years of human resources management experience including assignments with Honeywell Inc., Burroughs Corporation and American Can Co.

    Robert J. Schlaefli, President of the California Operation since February 1996. Prior thereto, Mr. Schlaefli was the General Manager of the California Operation since September 1995. From October 1989 to September 1995, Mr. Schlaefli was Vice President, Operations of the California Operation. Before that, Mr. Schlaefli served as the Materials Manager of the Microwave Products Division of Eaton Corporation. Mr. Schlaefli has over 20 years experience in the manufacture and development of microwave electronic systems and components.

                              SECURITIES OWNERSHIP

    The following table sets forth information as of March 15, 1999 regarding beneficial ownership of Common Stock of each director and each executive officer named in the Summary Compensation Table, all directors and executive officers as a group, and each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock.

                                    NAME OF OWNER                                       NUMBER OF SHARES     PERCENT
--------------------------------------------------------------------------------------  -----------------  -----------
DIRECTORS AND OFFICERS
    James V. DiLorenzo................................................................          35,000(1)          *
    Larry L. Hansen...................................................................          26,666             *
    George Hreczuck...................................................................           3,324             *
    Gene L. Joles.....................................................................          50,266(2)          *
    Harvey C. Krentzman...............................................................          12,000(3)          *
    George E. Lombard.................................................................         100,000(4)          1.3%
    Thomas G. McInerney...............................................................              --            --
    Richard E. Nabozny................................................................          35,833(5)          *
    Robert N. Nelsen..................................................................          23,000(6)          *
    Bernard P. O'Sullivan.............................................................         640,252(7)          8.4%
    Dale L. Peterson..................................................................         299,283             3.9%
    Robert Schlaefli..................................................................          21,108(8)          *
    Joseph Schneider..................................................................          41,500(9)          *
    Thomas F. Skelly..................................................................              --            --
    Michael D. Smith..................................................................          12,500(5)          *
    All directors and executive officers as a group (15 persons)......................       1,300,732(10)        16.6%

PRINCIPAL STOCKHOLDERS
  Caleb Loring, III...................................................................       1,238,889(11)        16.3%
    c/o Essex Associates
    400 Essex Street
    Beverly Farms, MA 01915
  Pioneer Investment Management, Inc..................................................         631,700(12)         8.3%
    60 State Street
    Boston, MA 02109
  Dimensional Fund Advisors...........................................................         387,704(13)         5.1%
    1299 Ocean Avenue, 11th Floor
    Santa Monica, CA 90401

------------------------

*   less than one percent

Note: Unless otherwise indicated, the persons shown have sole voting and investment power over the shares listed. Includes options exercisable as of March 15, 1999, or within 60 days after such date.

(1) Includes 35,000 shares subject to exercisable options.

(2) Includes 40,000 shares subject to exercisable options.

(3) Does not include 1,380,222 shares held by several trusts for the benefit of Mr. Krentzman's family members. Mr. Krentzman does not have voting or investment power over such shares and disclaims beneficial ownership over all such shares.

(4) Includes 100,000 shares subject to exercisable options.

(5) As shown in the most recent records maintained by the Company.

(6) Includes 15,000 shares subject to exercisable options.

(7) Includes 519,252 shares over which Mr. O'Sullivan has the sole power to vote or direct the vote, 121,000 shares over which Mr. O'Sullivan has shared power to vote or direct the vote, 220,967 shares which Mr. O'Sullivan has the sole power to dispose or direct the disposition of, and 121,000 shares which Mr. O'Sullivan has shared power to dispose or direct the disposition of. Includes 121,000 shares held jointly by Mr. O'Sullivan and his wife. Also includes 117,991 shares over which Mr. O'Sullivan has the right to vote but of which William L. Murphy has the exclusive right to dispose and pecuniary interest, 54,000 shares held by a trust for the benefit of Mr. O'Sullivan's grandchildren, and 126,294 shares held by a trust for the benefit of Mr. O'Sullivan's children, with respect to each of which Mr. O'Sullivan disclaims beneficial ownership. Does not include 50,167 shares held by Mr. O'Sullivan's wife, with respect to which Mr. O'Sullivan disclaims beneficial ownership.

(8) Includes 18,673 shares subject to exercisable options.

(9) Includes 25,000 shares subject to exercisable options.

(10) See footnotes (1) through (9).

(11) Includes 1,234,889 shares held by a trust for the benefit of certain family members and other relatives of Harvey C. Krentzman.

(12) Information has been obtained from a Schedule 13G, dated January 14, 1999, filed by Pioneer Investment Management, Inc. with the Securities and Exchange Commission.

(13) Information has been obtained from a Schedule 13G, dated January 14, 1999, filed by Dimensional Fund Advisors with the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

1. REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee of the Board of Directors (the "Committee") is responsible for establishing the compensation, including bonus and incentive arrangements, of the Company's Chief Executive Officer and to consider and approve or modify the recommendations of the Chief Executive Officer as to the proposed compensation of each executive officer of the Company whose aggregate compensation exceeds a threshold amount fixed by the Board, which in 1998 was $125,000.

    The compensation policy of the Company for its executive officers is based on the following principles:

    - The compensation program should support the strategic and financial objectives of the Company by rewarding its executive officers for regular and significant improvement in earnings and increase in the value of the Company's Common Stock;

    - The compensation program should reflect the highly competitive nature of the industry in which the Company operates, and the fact that the key executives throughout the industry are known to each other; and

    - An important part of the compensation program is to provide performance-based incentives to executive officers by way of equity ownership so that, with successful performance and the consequent increase in the value of the Company, their interests become more and more aligned with those of the owners of the Company's Common Stock.

    The Company designs, develops, manufactures and markets sophisticated electronic components and subsystems, principally in the radio and microwave portion of the spectrum and in power supplies, that are utilized in a broad range of advanced defense, space and communication applications. Most of the competitive entities, across a broad spectrum of the Company's product lines, are known to the members of the Committee, whose experience in the industry is extensive.

    The Chief Executive Officer's salary, bonus and, when granted, options to purchase stock of the Company, are determined annually by the Committee based on the Committee's subjective evaluation of a variety of factors, each of which is weighted, again subjectively, by each member of the Committee according to his own experience and background. Among the criteria used by each member of the Committee in making his evaluation of the appropriate compensation of the Chief Executive Officer are:

    - the compensation of the chief executives of competitive entities;

    - his influence on the performance of the Company through his management skills;

    - his ability to work with, influence and effectuate the policies of the Board of Directors;

    - his skill in long range planning for the Company's future growth and activities; and

    - the manner in which he positions the Company to succeed in what has been in recent years a declining market.

    These criteria are used by the members of the Committee in determining each element of compensation. There is no specific relationship between the performance of the Company and the compensation of the executive officers, although, with respect to bonuses and stock options, performance of the Company is given more weight by the Committee than the other criteria.

    Regarding bonuses, the Board of Directors, in accordance with the Company's bonus plan, pursuant to which up to ten percent of the Company's pre-tax profits may be awarded as bonuses, each year sets the maximum amount available to be awarded as bonuses. Within that amount, the Committee, early in the calendar year, prescribes the bonuses for the prior year for all of the Company's executives based upon the criteria outlined above.

    Stock options are similarly determined and granted by the Committee.

                                          Respectfully submitted,

                                          Harvey C. Krentzman, Chairman
                                          Bernard P. O'Sullivan
                                          Larry L. Hansen

2. REPORT OF THE CHIEF EXECUTIVE OFFICER

    The Chief Executive Officer recommends to the Compensation Committee the proposed compensation (other than his own) of each executive officer of the Company whose aggregate compensation exceeds a threshold amount fixed by the Board, which in 1998 was $125,000. The Committee considers, and approves or modifies, the recommendations of the Chief Executive Officer.

    In making his evaluation of the performance of an executive officer in his or her area of responsibility, and in formulating his recommendation to the Committee, while the Chief Executive Officer adheres to the criteria and principles enunciated in the Committee's report set forth above, he relies most heavily on the following criteria used by the Committee:

    - the executive's influence on the performance of the Company through his or her management skills;

    - the executive's skill in long range planning for the Company's future growth and activities; and

    - the manner in which the executive positions the Company to succeed in the future.

                                          Respectfully submitted,

                                          George E. Lombard

    The following table sets forth information concerning the compensation paid or accrued by the Company to or on behalf of the Company's current and former Chief Executive Officers and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the "named executive officers") during the fiscal years ended December 31, 1996, 1997 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG TERM
                                                                                          COMPENSATION
                                                                                             AWARDS
                                                           ANNUAL COMPENSATION            ------------
                     NAME AND                       ----------------------------------      OPTIONS              ALL OTHER
                PRINCIPAL POSITION                  YEAR  SALARY ($)      BONUS ($)(1)     SAR'S (#)          COMPENSATION ($)
--------------------------------------------------  ----  ----------      ------------    ------------      --------------------
George E. Lombard.................................  1998  $  183,531        $ 75,000         350,000              $27,233(2)(5)
  Chairman of the Board
  and Chief Executive Officer (commencing June 1,
  1998)

Dale L. Peterson..................................  1998  $  275,806(3)       --              --                  $ 2,088(5)
  Chairman of the Board, President and Chief        1997  $  250,010(3)       --              --                  $ 1,108(5)
  Executive Officer                                 1996  $  243,760(3)       --              --    (4)           $   581(5)
  (until July 20, 1998)

George Hreczuck...................................  1998  $  141,689        $ 41,250          --                  $ 1,206(5)
  President, Systems Operation                      1997  $  136,548        $ 14,000          --                  $ 1,146(5)
                                                    1996  $  109,683        $ 20,500          --                  $ 1,079(5)

Gene L. Joles.....................................  1998  $  159,923          --              --                  $ 2,571(5)
  President, Arizona Operation                      1997  $  155,769          --              --                  $ 2,465(5)
                                                    1996  $  150,000        $ 29,000          --                  $ 1,125(5)

Robert N. Nelsen..................................  1998  $  108,736        $ 45,000         175,000              $30,950(6)
  Vice President, Treasurer and Chief Financial
  Officer (commencing August 3, 1998)

Robert Schlaefli..................................  1998  $  148,933          --              --                  $ 2,952(5)
  President, California Operation                   1997  $  115,003        $ 27,000          --                  $ 2,562(5)
                                                    1996  $  110,966        $ 61,000          --                 --

Richard E. Nabozny................................  1998  $  183,858          --              --                  $   803(5)
  Vice President, Operations                        1997  $  135,000        $ 10,000          --                  $ 1,697(5)
  (until July 8, 1998)                              1996  $  135,000        $ 32,000          --                  $ 1,600(5)

Michael D. Smith..................................  1998  $  188,231        $     --          --                  $43,000(7)
  Vice President, Marketing                         1997  $  153,940        $ 10,000          --                 --
  (until October 15, 1998)                          1996  $  144,165        $ 40,000          --    (8)           $78,793(9)

------------------------

(1) Represents bonus earned with respect to the specified year, whether or not paid during such year.

(2) Represents relocation payment in connection with Mr. Lombard's relocation to the Company's Danvers, Massachusetts executive offices.

(3) Includes $28,843 in 1998, $100,000 in 1997 and $93,750 in 1996 in deferred compensation, which is payable at any time upon request by Mr. Peterson or at the option of the Company. Deferred amounts accrue interest at a rate equal to 60% of the base rate of the Company's bank lender.

(4) Reflects the cancellation of options to purchase 50,000 shares of the Company's common stock previously outstanding.

(5) Represents the Company's matching contribution for the account of the named executive officer under the Company's 401(k) plan. The normal matching contribution is 30% of the first 6% of salary contributed by the employee.

(6) Represents relocation payment in connection with Mr. Nelsen's relocation to the Company's Danvers, Massachusetts executive offices.

(7) Represents forgiveness of loan in connection with Mr. Smith's separation from the Company.

(8) Reflects the cancellation of options to purchase 25,000 shares of the Company's common stock previously outstanding.

(9) Includes a $78,000 relocation payment in connection with Mr. Smith's relocation to the Company's Ft. Walton Beach, Florida facility, and $293 paid in accordance with footnote (5).

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning the grant of stock options to the named executive officers during the year ended on December 31, 1998.

                                                                                                        POTENTIAL REALIZABLE
                                                                                                          VALUE AT ASSUMED
                                           NUMBER OF      % OF TOTAL                                       RATES OF STOCK
                                          SECURITIES        OPTIONS                                      PRICE APPRECIATION
                                          UNDERLYING      GRANTED TO       EXERCISE OR                          FOR
                                            OPTIONS      EMPLOYEES IN      BASE PRICE     EXPIRATION        OPTION TERM
                NAME(1)                     GRANTED       FISCAL YEAR        ($/SH)          DATE           5%($)/10%($)
----------------------------------------  -----------  -----------------  -------------  -------------  --------------------
George E. Lombard.......................     350,000              53%       $    2.50           2008      $241,746/$534,196
Robert Nelson...........................     175,000              27%       $    2.50           2008      $120,873/$267,098

------------------------

(1) Does not include named executive officers who were not granted any options during the year ended on December 31, 1998.

    The following table sets forth information concerning unexercised options held on December 31, 1998 by the named executive officers:

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                       NUMBER OF SECURITIES        VALUE OF
                                                                            UNDERLYING            UNEXERCISED
                                                                            UNEXERCISED          IN-THE-MONEY
                                                                         OPTIONS/SAR'S AT      OPTIONS/SAR'S AT
                                                                          FISCAL YEAR-END       FISCAL YEAR-END
                                                                                (#)                   ($)
                                                                           EXERCISABLE/          EXERCISABLE/
                                                                           UNEXERCISABLE         UNEXERCISABLE
                                                                       ---------------------  -------------------
George Hreczuck......................................................            0/     0         $    0/$    0
Gene L. Joles........................................................       40,000/     0        $35,500/$    0
George E. Lombard....................................................      100,000/250,000       $18,750/$46,875
Richard E. Nabozny...................................................            0/     0         $    0/$    0
Robert N. Nelsen.....................................................       15,000/160,000       $ 2,812/$30,000
Dale L. Peterson.....................................................            0/     0         $    0/$    0
Robert Schlaefli.....................................................       18,673/  1,250       $16,602/$    0
Michael D. Smith.....................................................            0/     0         $    0/$    0

    The following graph compares the cumulative shareholder return on the Company's Common Stock over the period commencing December 31, 1993 through December 31, 1998, to that of the American Stock Exchange Index ("Amex Market Index") and the index published by Media General Financial Services for Standard Industrial Classification Code 3679-Electronic Components, N.E.C. ("Industry Index") assuming the investment of $100 on December 31, 1993. In calculating cumulative total shareholder return, reinvestment of dividends is assumed. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                         CUMULATIVE SHAREHOLDER RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               SIGNAL TECHNOLOGY CORPORATION   AMEX MARKET INDEX    INDUSTRY INDEX
Dec. 31, 1993                        $100.00               $100.00         $100.00
Dec. 30, 1994                         $74.50                $85.60          $88.30
Dec. 29, 1995                         $87.20               $141.70         $113.90
Dec. 31, 1996                        $129.80               $154.80         $120.10
Dec. 31, 1997                         $87.20               $228.90         $144.60
Dec. 31, 1998                         $45.70               $146.30         $142.60

                                 OTHER MATTERS

    As of the date of this proxy statement, the management of the Company knows of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting of Stockholders. It is intended, however, that the persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may properly be brought before the meeting, as seems to them to be in the best interest of the Company and its stockholders.

                             STOCKHOLDER PROPOSALS

    Any stockholder desiring to present a proposal for consideration at the Company's next annual meeting of stockholders must submit the proposal to the Company so that it is received at the principal executive offices of the Company, on or before December 6, 1999. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission.

                             ADDITIONAL INFORMATION

    Under the securities laws of the United States, the Company's directors, certain of its officers, and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Commission. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by such dates during 1998. During the Company's 1998 fiscal year, to the knowledge of the Company, all of these filing requirements were satisfied, except that Messrs. Cotumaccio, Lombard, Nelsen and Parker each filed a delinquent Form 3, and Mr. Caleb Loring, III also filed a delinquent Form 3. In making these statements, the Company has relied upon written representations of its directors, officers, and its ten percent holders as well as copies of those reports filed with the Commission that have been furnished to the Company.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    PricewaterhouseCoopers LLP has been the independent auditors for the Company and will serve in that capacity for the 1999 fiscal year. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from shareowners.

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE YEAR 1998 MAY BE OBTAINED WITHOUT CHARGE UPON WRITTEN REQUEST TO ROBERT N. NELSEN, VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER, SIGNAL TECHNOLOGY CORPORATION, 222 ROSEWOOD DRIVE, NORTHWOODS BUSINESS PARK, DANVERS, MA 01923. THE COMPANY'S ANNUAL REPORT ON FORM 10-K MAY ALSO BE VIEWED ON THE INTERNET BY ACCESSING THE COMPANY'S HOME PAGE AT HTTP:\\WWW.SIGTECH.COM.

                                                                       EXHIBIT 1

                         SIGNAL TECHNOLOGY CORPORATION
                AMENDED AND RESTATED 1992 EQUITY INCENTIVE PLAN

SECTION 1.--PURPOSE

    The purposes of the Amended and Restated SIGNAL TECHNOLOGY CORPORATION 1992 Equity Incentive Plan (the "Plan") are

    (a) to attract and retain key employees and consultants, to provide an incentive for them and other persons having a business relationship with Signal Technology Corporation (the "Company");

    (b) to assist the Company to achieve long-range performance goals, and;

    (c) to enable such key employees and consultants to participate in the long-term growth of the Company.

SECTION 2.--DEFINITIONS

"Affiliate" means any business entity in which the Company owns directly or indirectly fifty percent (50%) or more of the total combined voting power or has a significant financial interest as determined by the Committee.

"Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit awarded under the Plan.

"Board" means the Board of Directors of the Company.

"Code" means the Internal Revenue Code of 1986, as amended from time to time.

"Committee" means a committee of not less than three members of the Board appointed by the Board to administer the Plan, each of whom is a "disinterested person" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision.

"Common Stock" or "Stock" means the Common Stock, $.01 par value, of the Company.

"Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

"Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

"Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 hereof which is intended to meet the requirements of Section 422 of the Code or any successor provision.

"Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 hereof which is not intended to be an Incentive Stock Option.

"Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

"Participant" means a person selected by the Committee to receive an Award under the Plan.

"Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

"Performance Shares" means shares of Common Stock which may be earned by the achievement of performance goals awarded to a Participant under Section 8 hereof.

"Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

"Restricted Period" means the period of time selected by the Committee during which an award of Restricted Stock may be forfeited to the Company.

"Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

"Stock Appreciation Right "or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under
Section 7 hereof.

"Stock Unit" means an award Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10 hereof.

SECTION 3.--ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for the Participants who are not Reporting Persons and a maximum for any one Participant.

SECTION 4.--ELIGIBILITY

All employees and consultants of, and other persons having a business relationship with, the Company or any Affiliate capable of contributing significantly to the successful performance of the Company other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be awarded only to persons eligible to receive such Options under the Code.

SECTION 5.--STOCK AVAILABLE FOR AWARDS

(a) Subject to adjustment under subsection (b) below, Awards may be made under the Plan for up to One Million, Six Hundred and Sixty-Six Thousand, Six Hundred and Sixty-Six (1,666,666) shares of Common Stock. If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited for any reason or settled in a manner that results in fewer shares outstanding than were initially awarded, including without limitation the surrender of shares in payment for the Award or any tax obligation thereon, the shares subject to such Award or so surrendered, as the case may be, to the extent of such expiration, termination, forfeiture or decrease, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, subject, in the case of Incentive Stock Options, to any limitation required under the Code, shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall be a whole number.

SECTION 6.--STOCK OPTIONS

(a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to, and comply with, Section 422 of the Code or any successor provision and any regulations thereunder.

(b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options and not less than fifty percent (50%) of the Fair Market Value of the Common Stock on the date of the award with respect to Nonstatutory Stock Options.

(c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, valued at their Fair Market Value on the date of delivery, or such other lawful consideration as the Committee may determine.

(e) The Committee may provide for the automatic award of an Option upon the delivery of shares to the Company in payment of an Option for up to the number of shares so delivered.

SECTION 7.--STOCK APPRECIATION RIGHTS

(a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs shall have an exercise price of not less than fifty percent (50%) of the Fair Market Value of the Common Stock on the date of award, or in the case of SARs in tandem with Options, the exercise price of the related Option.

(b) An SAR related to an Option which can only be exercised during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty (30) day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

SECTION 8.--PERFORMANCE SHARES

(a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or in the discretion of the Committee on the date the Committee determines that the Performance Shares have been earned.

(b) The Committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares which have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

SECTION 9.--RESTRICTED STOCK

(a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

(b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

SECTION 10.--STOCK UNITS

(a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

(b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

SECTION 11.--GENERAL PROVISIONS APPLICABLE TO AWARDS

(a) Reporting Person Limitations

    Any other provision of the Plan to the contrary notwithstanding, to the extent required to qualify for the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934 and any successor provision, (i) any Common Stock or other equity security offered under the Plan to a Reporting Person may not be sold for at least six (6) months after acquisition, except in case of death or disability, and (ii) any Option, SAR or other similar right related to an equity security, issued under the Plan to a Reporting Person shall not be transferable other than by will or the laws of descent and distribution, shall not be exercisable for at least six (6) months except in the case of death or disability, and shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative.

(b) Documentation

    Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory requirements.

(c) Committee Discretion

    Each type of Award may be made alone, in addition to, or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

(d) Settlement

    The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

(e) Dividends and Cash Awards

    In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

(f) Termination of Employment

    The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

(g) Change in Control

    In order to preserve a Participant's rights under an Award in the event of a change in control of the Company, the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

(h) Withholding

    The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(i) Foreign Nationals

    Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or comply with applicable laws.

(j) Amendment of Award

    The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization, or converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

SECTION 12.--MISCELLANEOUS

(a) No Right To Employment

    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to employment or continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Shareholder

    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a shareholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

(c) Effective Date

    Subject to the approval of the shareholders of the Company, the Plan shall be effective on 14 September 1992. Prior to such approval, Awards may be made under the Plan expressly subject to such approval.

(d) Termination of Plan

    The Plan shall terminate on 14 September 2002 unless sooner terminated by the Board of Directors (the "Termination Date"). Any option outstanding under this Plan at the Termination Date or upon any suspension of this Plan shall remain in effect until such option shall have been exercised or shall have expired in accordance with its terms.

(e) Amendment of Plan

    The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without shareholder approval if such approval is necessary to comply with any applicable tax or regulatory requirement, including any requirement for exemptive relief under
    Section 16(b) of the Securities Exchange Act of 1934 or any successor provision.

(f) Governing Law

    The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.

                                                                       EXHIBIT 2

                         SIGNAL TECHNOLOGY CORPORATION
                              AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN
                               ARTICLE I--PURPOSE

    1.01. Purpose.

    This Amended and Restated Signal Technology Corporation Employee Stock Purchase Plan (the "Plan") is intended to provide the employees of Signal Technology Corporation (hereinafter referred to as the "Company") the opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

                            ARTICLE II--DEFINITIONS

    2.01. "Base Pay" means regular straight-time earnings, excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other incentive payments.

    2.02. "Committee" means the individuals described in Article X.

    2.03. "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

    2.04. "Employee" means any person who is customarily employed on a full-time or part-time basis by the Company and is regularly scheduled to work more than 20 hours per week and more than five months per calendar year.

    2.05. "Plan Administrator" means the Company's Vice President, Human Resources and Administration.

                   ARTICLE III--ELIGIBILITY AND PARTICIPATION

    3.01. Initial Eligibility.

    Except as otherwise provided in the Plan, each and every Employee of the Company shall be eligible to participate in Offerings (as hereinafter defined) which commence on or after the respective Employee's commencement date of employment.

    3.02. Leave of Absence.

    For purposes of participation in the Plan, an Employee on leave of absence shall be deemed to be an Employee for the first one hundred eighty (180) days of such leave of absence, and such Employee's employment shall be deemed to terminate at the close of business on the 180th day of such leave of absence unless such Employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 180th day. Termination of any Employee's leave of absence, other than termination of such leave of absence by return to full time or part time employment, shall terminate an Employee's employment for all purposes of the Plan, and shall terminate such Employee's participation in the Plan and right to exercise any option hereunder.

    3.03. Restrictions on Participation.

    Notwithstanding any provisions of the Plan to the contrary, no Employee shall be granted an option under the Plan if:

    (a) immediately after the grant, such Employee would own Common Stock and/or hold outstanding options to purchase Common Stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any Employee); or

    (b) such option permits such Employee's rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the Common Stock (determined at the time such option is granted) for the calendar year in which such option is outstanding.

    3.04. Commencement of Participation.

    An eligible Employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and delivering it to the Plan Administrator on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his or her authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date (as hereinafter defined) of the Offering to which such authorization is applicable, unless sooner terminated by the participant as provided in Article VIII.

                             ARTICLE IV--OFFERINGS

    4.01. Semi-Annual Offerings.

    The Plan will be implemented through ten (10) semi-annual offerings (the "Offerings" and each an "Offering") of the Company's Common Stock. The initial Offering shall commence on July 1, 1997, and shall terminate on December 31, 1997. The subsequent Offerings shall commence on the first day of the following January and on the first day of the following July, and shall terminate on the 30th day of June and the 31st day of December, respectively, with the last Offering commencing on January 1, 2002. The maximum number of shares of the Company's Common Stock to be issued in each Offering shall be seventy-five thousand (75,000) shares, plus unissued shares from any prior Offerings, whether offered or not.

    As used in the Plan, "Offering Commencement Date" means January 1, or July 1, as the case may be, on which the particular Offering begins and "Offering Termination Date" means June 30 or December 31, as the case may be, on which the particular Offering terminates.

                         ARTICLE V--PAYROLL DEDUCTIONS

    5.01. Amount of Deduction.

    At the time a participant files his or her authorization for payroll deduction, he or she shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at a rate not less than one percent (1%) and not more than ten percent (10%) of his or her Base Pay in effect at the Offering Commencement Date of such Offering.

    5.02. Participant's Account.

    All payroll deductions from Base Pay made for a participant shall be credited to his or her account under the Plan (a "Plan Account"). A participant may not make any separate cash payment into his or her Plan Account except when on leave of absence and then only as provided in Section 5.04.

    5.03. Changes in Payroll Deductions.

    A participant may discontinue his or her participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his or her payroll deductions for that Offering.

    5.04. Leave of Absence.

    If a participant goes on a leave of absence, such participant shall have the right to elect: (a) to withdraw the balance in his or her Plan Account pursuant to Section 7.02, (b) to discontinue contributions to the Plan but remain a participant in the Plan, or (c) remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

    5.05. Limitation on Plan Deductions.

    Notwithstanding any provisions of the Plan to the contrary, no deduction shall be made from an Employee's Base Pay, and no contribution to an Employee's Plan Account pursuant to Section 5.04 shall be accepted, to the extent that such deduction or such contribution would cause the balance in such Employee's Plan Account to exceed the sum of $10,000 at any time.

                         ARTICLE VI--GRANTING OF OPTION

    6.01. Number of Option Shares.

    Subject to Section 5.05 hereof, on the Offering Commencement Date of each Offering, a participating Employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock of the Company equal to an amount determined as follows:

    (a) that percentage of the Employee's Base Pay which he or she has elected to have deducted (but not in any case in excess of ten percent (10%)), multiplied by

    (b) the Employee's Base Pay during the period of the Offering, divided by

    (c) 85% of the market value of the Common Stock of the Company on the applicable Offering Commencement Date.

    For purposes of subsection (c) of this Section 6.01, the market value of the Company's Common Stock shall be determined as provided in subsections (a) and
(b) of Section 6.02 below.

    An Employee's Base Pay during the period of an Offering shall be determined by multiplying his or her normal weekly rate of pay (as in effect on the last day prior to the Offering Commencement Date of the particular Offering) by 26, or the hourly rate by 1040, as the case may be, provided that, in the case of an eligible part-time hourly Employee, the Employee's Base Pay during the period of an Offering shall be determined by multiplying such Employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such Employee during such Offering.

    6.02. Option Price.

    The option price of Common Stock purchased with payroll deductions made during an Offering for a participant therein shall be the lower of:

    (a) 85% of the closing price of the Common Stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the American Stock Exchange; or

    (b) 85% of the closing price of the Common Stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the American Stock Exchange.

    If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the Common Stock are to be determined, then reference shall be made to the fair market value of the Common Stock on that date, as determined on such basis as shall be established or specified for the purposes hereof by the Committee.

                        ARTICLE VII--EXERCISE OF OPTION

    7.01. Automatic Exercise.

    Unless a participant gives written notice to the Company as hereinafter provided, his or her option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in his or her Plan Account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the Employee pursuant to Section 6.01), and any excess in his or her Plan Account at that time will be returned to him or her.

    7.02. Withdrawal of Plan Account.

    By written notice to the Plan Administrator not less than five (5) business days prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his or her Plan Account at such time.

    7.03. Fractional Shares.

    Fractional shares will not be issued under the Plan and any balance in an Employee's Plan Account which would have been used to purchase fractional shares will be returned to such Employee promptly following the termination of an Offering.

    7.04. Transferability of Option.

    During a participant's lifetime, options held by the participant shall be exercisable only by the participant.

    7.05. Delivery of Stock

    As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant the Common Stock purchased upon exercise of his or her option.

                            ARTICLE VIII--WITHDRAWAL

    8.01. In General.

    As indicated in Section 7.02, a participant may withdraw payroll deductions credited to his or her Plan Account by giving written notice of his or her intention to withdraw (a "Withdrawal Notice") to the Plan Administrator no later than five (5) business days prior to the Offering Termination Date applicable to any Offering. Upon the Company's timely receipt of the Withdrawal Notice, all of the participant's payroll deductions credited to his or her Plan Account will be paid to him or her, and no further payroll deductions will be made from his or her pay during such Offering.

    8.02. Effect on Subsequent Participation.

    Unless a participants expressly indicates to the contrary in the Withdrawal Notice, a participant's withdrawal from any Offering will not have any effect upon his or her participation in any succeeding Offering, or in any similar plan which may hereafter be adopted by the Company.

    8.03. Termination of Employment.

    Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond one hundred eighty (180)
days), the payroll deductions credited to his or her Plan Account will be returned to him or her, or, in the case of his or her death subsequent to the termination of his or her employment, to the person or persons entitled thereto under Section 11.01.

    8.04. Termination of Employment Due to Death.

    Upon termination of the participant's employment because of his or her death, his or her beneficiary (as defined in Section 11.01) shall have the right to elect, by written notice given to the Plan Administrator prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

    (a) to withdraw all of the payroll deductions credited to the participant's Plan Account under the Plan, or

    (b) to exercise the participant's option for the purchase of Common Stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's Plan Account at the date of the participant's death will purchase at the applicable option price, and any excess in such Plan Account will be returned to said beneficiary.

    In the event that no such written notice of election shall be duly received by the office of the Plan Administrator, the beneficiary shall automatically be deemed to have elected, pursuant to subsection (b) of this Section 8.04, to exercise the participant's option.

    8.05. Leave of Absence.

    A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.04, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than one hundred eighty
(180) days and who therefore is not an Employee for purposes of the Plan shall not be entitled to participate in any Offering commencing after the 180th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of: (a) the termination of such leave of absence or (b) three (3) months from the 180th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

                               ARTICLE IX--STOCK

    9.01. Maximum Shares.

    The maximum number of shares of the Company's Common Stock which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 11.04, shall be seventy-five thousand (75,000) shares in each Offering (plus in each Offering all unissued shares from prior Offerings, whether offered or not), not to exceed three hundred thousand (300,000) shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with
Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Plan Account of each participant shall be returned to him or her as promptly as possible.

    9.02. Participant's Interest in Option Stock.

    The participant will have no interest in Common Stock covered by his or her option until such option has been exercised.

    9.03. Registration of Stock.

    Stock to be delivered to a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Plan Administrator prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entirety, to the extent permitted by applicable law.

    9.04. Restrictions on Exercise.

    The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official or issuance, on the American Stock Exchange or another stock exchange, and that either:

    (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective, or

    (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his or her intention to purchase the shares for investment and not for resale or distribution.

                           ARTICLE X--ADMINISTRATION

    10.01. Appointment of Committee.

    The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three (3) members of the Board of Directors. No member of the Committee shall be eligible to purchase Common Stock under the Plan. In the absence of the appointment of a separate committee to administer the Plan, the Plan shall be administered by the Compensation Committee of the Company's Board of Directors.

    10.02. Authority of Committee.

    Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive and binding upon all Plan participants.

    10.03. Rules Governing the Administration of the Committee.

    The Board of Directors may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of the Committee's members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                           ARTICLE XI--MISCELLANEOUS

    11.01. Designation of Beneficiary.

    A participant may file a written designation of a beneficiary who is to receive any Common Stock and/or cash under the Plan. Such designation of beneficiary may be changed by the participant at any time by written notice to the Plan Administrator. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participant's and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the Common Stock and/or cash credited to the participant under the Plan.

    11.02. Transferability.

    Neither payroll deductions credited to a participant's Plan Account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

    11.03. Use of Funds.

    All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

    11.04. Adjustment Upon Changes in Capitalization.

    (a) If, while any options are outstanding under the Plan, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and to the option exercise price or prices applicable to such outstanding options. In addition, in any such event, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Section 11.04, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

    (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation (any of such transactions being hereinafter referred to as a "Terminating Transaction"), the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common Stock was entitled to receive upon and at the time of such Terminating Transaction. The Board of Directors shall take such steps in connection with any such Terminating Transaction as the Board shall deem necessary to ensure that the provisions of this Section 11.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

    11.05. Amendment and Termination.

    The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation, (i) increase the maximum number of shares which may be issued under the Plan (except pursuant to Section 11.04); (ii) amend the requirements as to the class of Employees eligible to purchase Common Stock under the Plan or permit the members of the Committee to purchase Common Stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an Employee then having an option under the Plan to purchase Common Stock, adversely affect the rights of such Employee under such option.

    11.06. Effective Date.

    The Plan, as amended and restated, shall become effective upon approval by the holders of the majority of the Common Stock present and represented at the annual meeting of the stockholders to be held on May 4, 1999. If the Plan is not so approved, the Plan, as amended and restated, shall not become effective.

    11.07. No Employment Rights,

    The Plan does not, directly or indirectly, create any right for the benefit of any Employee or class of Employees to purchase any shares under the Plan, or create in any Employee or class of Employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an Employee's employment at any time.

    11.08. Effect of Plan.

    The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Employee participating in the Plan, including, without limitation, such Employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Employee.

    11.09. Governing Law.

    The law of the State of California will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

                                  DETACH HERE

                               COMMON STOCK PROXY

                         SIGNAL TECHNOLOGY CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    Revoking any such prior appointment, the undersigned, a stockholder of SIGNAL TECHNOLOGY CORPORATION, hereby appoints GEORGE E. LOMBARD, ROBERT N. NELSEN and ROGER D. FELDMAN, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the offices of Bingham Dana LLP, 16(th) Floor, 150 Federal Street, Boston, Massachusetts, on May 4, 1999, at 9:00 a.m., and at any adjournments or postponements thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.

   SEE REVERSE                 CONTINUED AND TO BE SIGNED ON                  SEE REVERSE
      SIDE                            THE REVERSE SIDE                           SIDE

                                  DETACH HERE

           Please mark
/X/        votes as in
           this example.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED FOR PROPOSALS (1), (2) AND
(3) AND, AS TO OTHER MATTERS THAT MAY COME BEFORE THE MEETING, IN THE MANNER PERSONS NAMED AS PROXIES BELIEVE TO BE IN THE BEST INTERESTS OF SIGNAL TECHNOLOGY CORPORATION.

1.         ELECTION OF DIRECTORS                      2.         RATIFICATION OF AMENDMENT TO 1992 EQUITY
           Nominees: HANSEN, KRENTZMAN and SKELLY.               INCENTIVE PLAN.

      FOR        WITHHELD
      / /        / /                                             FOR         / /
                                                                 AGAINST     / /
                                                                 ABSTAIN     / /

/ /        Votes withheld for the nominees noted
           above

3.         RATIFICATION OF EXTENSION OF EMPLOYEE    4.         Upon any other matter which may
           STOCK PURCHASE PLAN.                                properly come before the meeting or any
                                                               adjournments or postponements thereof.

FOR         / /
AGAINST     / /
ABSTAIN     / /

                                                  MARK HERE FOR ADDRESS CHANGE AND NOTE AT
                                                  LEFT / /

                                                  PLEASE SIGN, DATE AND RETURN PROXY PROMPTLY
                                                  USING THE ENCLOSED ENVELOPE.

                                                  When shares are held by joint tenants both
                                                  should sign. When signing as attorney,
                                                  executor, administrator, trustee or
                                                  guardian, please give full title as such. If
                                                  a corporation, please sign in full corporate
                                                  name by President or other authorized
                                                  officer. If a partnership, please sign in
                                                  partnership name by authorized person.

                                                  Please sign exactly as name appears hereon.

Signature: _______________ Date: _______ Signature: ______________ Date: _______